Exhibit 3.2.34

CERTIFICATE OF INCORPORATION

OF

PLITT SOUTHERN THEATRES, INC.

1. The name of the corporation is:

PLITT SOUTHERN THEATRES, INC.

2. The address of its registered office in the State of Delaware is 100 West Tenth Street In the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organised under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is Two Thousand (2,000); all of such shares shall be without par value.

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.

6. The name and mailing address of the incorporates is:

W. J. Reif

100 West Tenth Street

Wilmington, Delaware 19801

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of June, 1978.

/S/ W. J. REIF
W. J. Reif

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:01 PM 03/21/2002 020188771 – 0855440

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Plitt Southern Theatres, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: In accordance with Section 303 of the General Corporation Law of the State of Delaware, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40362, confirmed and approved on March 1, 2002.

SECOND: That the Certificate of Incorporation of this corporation be amended by adding the following sentence to Article Four:

“In accordance with Section 1123(a)(6) of the Bankruptcy code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 21, 2002.

IN WITNESS WHEREOF, said Plitt Southern Theatres, Inc. has caused this certificate to be signed by Bryan Berndt, its Vice President, this 2lst day of March, 2002, under penalty of perjury that this Certificate is the act and deed of this Corporation and that the facts stated herein are true.

Plitt Southern Theatres, Inc.

By:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President